Exhibit 21

Subsidiaries of the Registrant

Subsidiary	Trade name(s)	Jurisdiction of Incorporation

AFC Restaurant, Inc.	N/A	Nevada
Ark 47th St. Corp.	N/A	New York
Ark 474 Corp.	Columbus Bakery	New York
Ark Atlantic City Corp.	Luna Lounge	Delaware
Ark Atlantic City Restaurant Corp.	Gallagher’s Steakhouse	Delaware
Ark Boston RSS Corp.	Durgin Park and Blackhorse Tavern	Delaware

Ark Bryant Park Corp.	Bryant Park Grill & Café	New York
Ark Connecticut Corp.	N/A	Delaware
Ark Connecticut Branches Corp.	The Grill at Two Trees	Delaware

Ark D.C. Kiosk, Inc.	Center Café	District of Columbia
Ark Fifth Avenue Corp.	N/A	New York
Ark Fremont, Inc.	The Saloon	Nevada
Ark Fulton Street Corp.	Red	New York
Ark Islamorada Corp.	N/A	Florida
Ark JMR Corp.	N/A	New York
Ark Las Vegas Restaurant Corp.	N/A	Nevada
Ark of Seaport, Inc.	Sequoia	New York
Ark Operating Corp.	El Rio Grande	New York
Ark Potomac Corporation	Sequoia	District of Columbia
Ark Rio Corp.	El Rio Grande	New York
Ark Seventh Avenue South Corp.	N/A	New York
Ark Southfield Corp.	N/A	Michigan
Ark Southwest D.C. Corp.	Thunder Grill	District of Columbia
Ark Sub-One Corp.	Gonzalez y Gonzalez	New York
Ark Union Station, Inc.	America	District of Columbia
Ark WFC Corp.	The Grill Room	New York
Aroc and Ark Corporation	N/A	New York
Conis Realty Corp.	(1) Metropolitan Café and	New York
(2) Columbus Bakery
Las Vegas America Corp.	America	Nevada
Las Vegas Asia Corp.	Tsunami Asian Grill	Nevada
Las Vegas Bakery Corp.	Columbus Bakery	Nevada
Las Vegas Downstairs Deli Corp.	Rialto Deli	Nevada
(Venetian Food Court)
Las Vegas Festival Food Corp.	(1) Gonzalez y Gonzalez and	Nevada
(2) Village Eateries
(New York-New York Hotel Food Court)

Las Vegas Lutece Corp.	(1) Lutece and	Nevada
(2) Venus
Las Vegas Mexico Corp.	Vico’s Burritos	Nevada
(Venetian Food Court)
Las Vegas Planet Mexico Corp.	Yolos	Nevada
Las Vegas Steakhouse Corp.	Gallagher’s Steakhouse	Nevada
Las Vegas Venice Deli Corp.	Towers Deli	Nevada
(Venetian Food Court)
Las Vegas Venice Food Corp.	Seaport Grill	Nevada
(Venetian Food Court)
Las Vegas Venus Corp.	Venus	Las Vegas
Lutece, Inc.	N/A	New York
MEB Dining 18, Inc.	N/A	New York
MEB Emporium Corp.	N/A	New York
MEB On First, Inc.	Canyon Road Grill	New York
Sam & Emma’s Deli, Inc.	The Stage Deli	New York
Tysons America Corp.	N/A	Virginia